Exhibit 99.1

CNX Midstream Partners LP Announces Pricing of $400 Million of Senior Notes

PITTSBURGH, September 15, 2021 – CNX Midstream Partners LP (“CNX Midstream,” “we” or “our”), a wholly-owned subsidiary of CNX Resources Corporation (NYSE: CNX), today announced the pricing of $400 million aggregate principal amount of 4.750% senior notes due 2030 (the “Notes”) at an issue price of 100.00% of their face value in a private offering (the “Notes Offering”). The Notes will be guaranteed by all of CNX Midstream’s wholly-owned domestic restricted subsidiaries that guarantee its revolving credit facility. The offering is expected to close on September 22, 2021, subject to the satisfaction of customary closing conditions. CNX Midstream intends to use the net proceeds of the sale of the Notes together with cash on hand and borrowings under its revolving credit facility to purchase any and all of the approximately $400 million aggregate principal amount outstanding of its 6.500% senior notes due 2026 (the “2026 Notes”) pursuant to a tender offer (the “Tender Offer”) that commenced concurrently with Notes offering and to redeem any of its 2026 Notes that remain outstanding after the completion of the Tender Offer. The Notes Offering is not conditioned on the consummation of the Tender Offer. The Tender Offer is conditioned on, among other things, the consummation of the Notes Offering.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

CNX Midstream owns, operates, develops and acquires gathering and other midstream energy assets to service natural gas production in the Appalachian Basin in Pennsylvania and West Virginia. Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities.

Cautionary Statements:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any Notes nor shall there be any sale of Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The offering may be made only by means of an offering memorandum.

Various statements in this release, including those that express a belief, expectation or intention, may be considered “forward-looking statements” (within the meaning of the federal securities laws) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include statements regarding the proposed terms of the Notes Offering, the anticipated use of proceeds therefrom and the Tender Offer. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” “will” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements, unless required by securities laws, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Contacts:

Investor: Tyler Lewis at (724) 485-3157

Media: Brian Aiello at (724) 485-3078